Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities of the Registrant

Subsidiary	Place of Incorporation
Beike Group (Cayman) Limited	Cayman Islands
Beike Finance Holdings (Cayman) Limited	Cayman Islands
Sharehome HK International Limited	Hong Kong
Beike Kestone Holdings (Hong Kong) Limited	Hong Kong
Beike (Tianjin) Investment Co., Ltd.	PRC
Beihan (Tianjin) Technology Co., Ltd.	PRC
Lianjia (Tianjin) Enterprise Management Co., Ltd.(1)	PRC
Beijing Lianjia Zhidi Real Estate Brokerage Co., Ltd.	PRC
Beijing Lianjia Gaoce Real Estate Brokerage Co., Ltd.	PRC
Deyou Real Estate Agency Co., Ltd.	PRC
Shanghai Xiaoheng Internet Technology Co., Ltd.	PRC
Shanghai Deyou Property Consulting Co., Ltd.	PRC
Sichuan Lianjia Real Estate Brokerage Co., Ltd.	PRC
Ningbo Fangjianghu Internet Technology Co., Ltd.	PRC
Tianjin Haibei Information Technology Co., Ltd.(2)	PRC
Beike Zhaofang (Beijing) Technology Co., Ltd.	PRC
Beike Zhaofang Technology Co., Ltd.	PRC
Beike Technology Co., Ltd.	PRC
Deyou (Tianjin) Real Estate Brokerage Service Co., Ltd.	PRC
Shanghai Huibeiju Technology Co., Ltd.	PRC
Shanghai Chenhaibei Internet Technology Co., Ltd.	PRC
Qingdao Shengjia Huazhang Enterprise Management Co., Ltd.	PRC
Beike Meijia Technology (Zhejiang) Co., Ltd.(3)	PRC
Beijing Beiwoo Decoration Co., Ltd.	PRC
Shengdu Home Renovation Co., Ltd.	PRC
Beijing Beike Jiaju Technology Co., Ltd.(4)	PRC
Beijing Meichen Information Consulting Co., Ltd.(5)	PRC
Beijing Lianjia Rongsheng Management Consulting Co., Ltd.	PRC
Beijing Xinfu Housing Rental Co., Ltd.	PRC
Tianjin Haibei Technology Services Co., Ltd.	PRC
Beijing Haichuan Xingye Real Estate Management Consulting Co., Ltd.	PRC
Shanghai Haibi Technology Co., Ltd.	PRC

Consolidated Variable Interest Entity	Place of Incorporation
Beijing Lianjia Real Estate Brokerage Co., Ltd.	PRC
Beijing Yiju Taihe Technology Co., Ltd.	PRC
Tianjin Xiaowu Information & Technology Co., Ltd.	PRC

Subsidiary of Consolidated Variable Interest Entity	Place of Incorporation
Beijing Zhongrongxin Financing Guarantee Co., Ltd.	PRC
Beijing Ehomepay Technologies Co., Ltd.	PRC

Notes:

(1)	11 wholly-owned PRC subsidiaries for home transaction services were omitted.
(2)	30 wholly-owned PRC subsidiaries for home transaction services were omitted.
(3)	Three wholly-owned PRC subsidiaries for home renovation and furnishing were omitted.
(4)	Three wholly-owned PRC subsidiaries for home rental services were omitted.
(5)	Four wholly-owned PRC subsidiaries for home rental services were omitted.